Exhibit 99.1

Cactus Announces Fourth Quarter and Full Year 2023 Results

HOUSTON – February 28, 2024 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the fourth quarter and full year of 2023.
Fourth Quarter Highlights
•Revenue of $274.9 million and operating income of $78.6 million;
•Net income of $62.1 million and diluted earnings per Class A share of $0.74;
•Adjusted net income(1) of $65.1 million and diluted earnings per share, as adjusted(1) of $0.81;
•Net income margin of 22.6% and adjusted net income margin(1) of 23.7%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $100.1 million and 36.4%, respectively;
•Cash flow from operations of $91.7 million;
•Cash and cash equivalents balance of $133.8 million with no bank debt outstanding as of December 31, 2023; and
•In January 2024, the Board of Directors declared a quarterly cash dividend of $0.12 per Class A share.
Financial Summary

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(in thousands)			(in thousands)
Revenues	$274,866	$287,870	$187,774	$1,096,960	$688,369
Operating income(3)	$78,553	$87,603	$48,221	$264,366	$174,748
Operating income margin	28.6%	30.4%	25.7%	24.1%	25.4%
Net income	$62,074	$68,019	$40,739	$214,840	$145,122
Net income margin	22.6%	23.6%	21.7%	19.6%	21.1%
Adjusted net income(1)	$65,059	$63,804	$43,525	$253,144	$140,163
Adjusted net income margin(1)	23.7%	22.2%	23.2%	23.1%	20.4%
Adjusted EBITDA(2)	$100,121	$103,114	$66,393	$398,065	$227,925
Adjusted EBITDA margin(2)	36.4%	35.8%	35.4%	36.3%	33.1%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income includes a $1.8 million loss and a $5.1 million gain during the fourth quarter of 2023 and third quarter of 2023, respectively, related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition. Both quarters also include $4.0 million of intangible amortization expense related to purchase price accounting.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “I am proud of our company's continued focus on execution as well as its integration of FlexSteel. In the fourth quarter, Adjusted EBITDA margins in both segments exceeded expectations, and we generated substantial free cash flow.”

“In the first quarter of 2024, we anticipate that U.S. land activity levels will be approximately flat from the fourth quarter of 2023. In Pressure Control, we expect a slight decline in revenues relative to the fourth quarter, as sales in that period were augmented by higher production equipment sales relative to the rig count. In Spoolable Technologies, we anticipate revenues to increase modestly on increased customer demand.”
Mr. Bender concluded, “Our continuous focus on customer service, margins and returns led us to achieve several financial milestones in 2023. Both businesses set records for annual revenues and Adjusted EBITDA. We have made substantial progress in integrating FlexSteel, our first acquisition as a public company, which has enhanced margins and diversified our revenue further downstream of the wellhead, providing growth opportunities both inside and outside of upstream oil and gas. Although current industry expectations for 2024 U.S. land drilling and completion activity are modest, we have several initiatives underway to further enhance margins and remain focused on diversifying our international revenue streams through growth in both of our segments.”

Segment Performance
Upon completion of the FlexSteel acquisition, we re-evaluated our reportable segments and now report two business segments, Pressure Control (legacy Cactus) and Spoolable Technologies (FlexSteel). Starting with Q4 2023, corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other Expenses below. These expenses were previously included within the Pressure Control segment. Prior periods presented have been recast to conform to the new presentation. Historical results reconciling the prior and new presentation from 2021 through 2023 are available on the Company's website at the following link: click here.

Pressure Control

Fourth quarter 2023 Pressure Control revenue decreased $2.0 million, or 1.1%, sequentially, as sales of wellhead and production related equipment declined primarily due to lower customer activity. Operating income increased $1.2 million, or 2.2%, sequentially, with margins increasing 100 basis points due to lower equipment repair costs and efforts to reduce our branch expenses in response to reduced domestic activity levels. Adjusted Segment EBITDA increased $1.5 million, or 2.3%, sequentially, with Adjusted Segment EBITDA margins increasing 120 basis points.

Spoolable Technologies

Fourth quarter 2023 Spoolable Technologies revenues decreased $11.0 million, or 10.4%, sequentially, due to reduced customer activity levels. Operating income decreased $11.6 million, or 29.2%, sequentially, with operating income margins decreasing 790 basis points due primarily to the quarter over quarter change in the remeasurement of the earn-out liability associated with the FlexSteel acquisition. Adjusted Segment EBITDA decreased $4.5 million, or 10.2%, sequentially, with Adjusted Segment EBITDA margins increasing 10 basis points due to more favorable input costs.

Corporate and Other Expenses

Fourth quarter 2023 Corporate and Other expenses decreased $1.3 million, or 18.9%, sequentially, due to lower transaction expenses related to the FlexSteel acquisition and lower stock-based compensation expenses.
Liquidity, Capital Expenditures and Other
As of December 31, 2023, the Company had $133.8 million of cash and cash equivalents, no bank debt outstanding, and $216.0 million of availability on our revolving credit facility. Operating cash flow was $91.7 million for the fourth quarter of 2023. During the fourth quarter, the Company made dividend payments and associated distributions of $9.5 million.

Net capital expenditures were $9.6 million during the fourth quarter of 2023. Net capital expenditures for the full year of 2023 were $38.6 million. For the full year 2024, the Company expects net capital expenditures to be in the range of $45 million to $55 million, inclusive of capital directed towards supply chain diversification efforts and organic international expansion.

As of December 31, 2023, Cactus had 65,409,329 shares of Class A common stock outstanding (representing 82.3% of the total voting power) and 14,033,979 shares of Class B common stock outstanding (representing 17.7% of the total voting power).
Quarterly Dividend
In January 2024, the Board approved a quarterly cash dividend of $0.12 per share of Class A common stock with payment to occur on March 14, 2024 to holders of record of Class A common stock at the close of business on February 26, 2024. A corresponding distribution of up to $0.12 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday February 29, 2024 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call and obtain a dial-in number and passcode.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in thousands, except per share data)
Revenues
Pressure Control	$180,454	$187,774	$756,727	$688,369
Spoolable Technologies	94,412	—	340,233	—
Total revenues	274,866	187,774	1,096,960	688,369

Operating income
Pressure Control	56,053	60,479	236,934	202,650
Spoolable Technologies	28,168	—	62,172	—
Total segment operating income	84,221	60,479	299,106	202,650
Corporate and other expenses	(5,668)	(12,258)	(34,740)	(27,902)
Total operating income	78,553	48,221	264,366	174,748

Interest income (expense), net	(182)	2,370	(6,480)	3,714
Other income (expense), net	686	(1,920)	4,490	(1,910)
Income before income taxes	79,057	48,671	262,376	176,552
Income tax expense	16,983	7,932	47,536	31,430
Net income	$62,074	$40,739	$214,840	$145,122
Less: net income attributable to non-controlling interest	13,127	9,750	45,669	34,948
Net income attributable to Cactus, Inc.	$48,947	$30,989	$169,171	$110,174

Earnings per Class A share - basic	$0.75	$0.51	$2.62	$1.83
Earnings per Class A share - diluted(1)	$0.74	$0.50	$2.57	$1.80

Weighted average shares outstanding - basic	65,360	60,797	64,641	60,323
Weighted average shares outstanding - diluted(1)	79,860	76,410	79,460	76,337

(1)Dilution for the three months ended December 31, 2023 and December 31, 2022 includes an additional $13.8 million and $10.1 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 25.0% and 14.1 million and 15.1 million weighted average shares of Class B common stock, respectively, plus the effect of dilutive securities. Dilution for the twelve months ended December 31, 2023 and December 31, 2022 includes an additional $47.4 million and $36.3 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 25.0% and 14.6 million and 15.5 million weighted average shares of Class B common stock, respectively, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,
	2023	2022
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$133,792	$344,527
Accounts receivable, net	205,381	138,268
Inventories	205,625	161,283
Prepaid expenses and other current assets	11,380	10,564
Total current assets	556,178	654,642

Property and equipment, net	345,502	129,998
Operating lease right-of-use assets, net	23,496	23,183
Intangible assets, net	179,978	—
Goodwill	203,028	7,824
Deferred tax asset, net	204,852	301,644
Other noncurrent assets	9,527	1,605
Total assets	$1,522,561	$1,118,896

Liabilities and Equity
Current liabilities
Accounts payable	$71,841	$47,776
Accrued expenses and other current liabilities	50,654	30,619
Earn-out liability	20,810	—
Current portion of liability related to tax receivable agreement	20,855	27,544
Finance lease obligations, current portion	7,280	5,933
Operating lease liabilities, current portion	4,220	4,777
Total current liabilities	175,660	116,649

Deferred tax liability, net	3,589	1,966
Liability related to tax receivable agreement, net of current portion	250,069	265,025
Finance lease obligations, net of current portion	9,352	6,436
Operating lease liabilities, net of current portion	19,121	18,375
Total liabilities	457,791	408,451

Equity	1,064,770	710,445
Total liabilities and equity	$1,522,561	$1,118,896

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Twelve Months Ended December 31,
	2023	2022
	(in thousands)
Cash flows from operating activities
Net income	$214,840	$145,122
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	65,045	34,124
Deferred financing cost amortization	4,514	165
Stock-based compensation	18,105	10,631
Provision for expected credit losses	2,622	406
Inventory obsolescence	5,337	2,739
Gain on disposal of assets	(3,156)	(1,391)
Deferred income taxes	17,343	25,299
Change in fair value of earn-out liability	14,850	—
(Gain) loss from revaluation of liability related to tax receivable agreement	(4,490)	1,910
Changes in operating assets and liabilities:
Accounts receivable	(11,858)	(49,349)
Inventories	41,922	(44,891)
Prepaid expenses and other assets	753	(3,108)
Accounts payable	8,710	5,803
Accrued expenses and other liabilities	(7,367)	2,090
Payments pursuant to tax receivable agreement	(26,890)	(11,666)
Net cash provided by operating activities	340,280	117,884

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	(616,189)	—
Capital expenditures and other	(43,977)	(28,291)
Proceeds from sales of assets	5,373	2,755
Net cash used in investing activities	(654,793)	(25,536)

Cash flows from financing activities
Proceeds from the issuance of long-term debt	155,000	—
Repayments of borrowings of long-term debt	(155,000)	—
Net proceeds from the issuance of Class A common stock	169,878	—
Payments of deferred financing costs	(6,934)	(353)
Payments on finance leases	(7,652)	(6,055)
Dividends paid to Class A common stock shareholders	(30,124)	(26,719)
Distributions to members	(16,644)	(9,692)
Repurchases of shares	(5,249)	(4,563)
Net cash provided by (used in) financing activities	103,275	(47,382)

Effect of exchange rate changes on cash and cash equivalents	503	(2,108)

Net increase (decrease) in cash and cash equivalents	(210,735)	42,858

Cash and cash equivalents
Beginning of period	344,527	301,669
End of period	$133,792	$344,527

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(in thousands, except per share data)
Net income	$62,074	$68,019	$40,739	$214,840	$145,122
Adjustments:
Revaluation (gain) loss on TRA liability(1)	(807)	(266)	1,920	(4,490)	1,910
Transaction related expenses, pre-tax(2)	327	1,084	7,442	12,183	8,422
Intangible amortization expense(3)	3,997	3,997	—	20,323	—
Remeasurement (gain) loss on earn-out liability(4)	1,918	(5,091)	—	14,850	—
Inventory step-up expense(5)	—	—	—	23,516	—
Income tax expense differential(6)	(2,450)	(3,939)	(6,576)	(28,078)	(15,291)
Adjusted net income	$65,059	$63,804	$43,525	$253,144	$140,163

Diluted earnings per share, as adjusted	$0.81	$0.80	$0.57	$3.19	$1.84

Weighted average shares outstanding, as adjusted(7)	79,860	80,037	76,410	79,460	76,337

Revenue	$274,866	$287,870	$187,774	$1,096,960	$688,369
Net income margin	22.6%	23.6%	21.7%	19.6%	21.1%
Adjusted net income margin	23.7%	22.2%	23.2%	23.1%	20.4%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(5)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(6)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 23.0% on income before income taxes for the three and twelve months ended December 31, 2023, 26.0% for the three months ended September 30, 2023, and 25.0% for the three and twelve months ended December 31, 2022.
(7)Reflects 65.4, 64.9, and 60.8 million weighted average shares of basic Class A common stock outstanding and 14.1, 14.6 and 15.1 million of additional shares for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively, and 64.6 and 60.3 million weighted average shares of Class A common stock and 14.6 and 15.5 million of additional shares for the twelve months ended December 31, 2023 and December 31, 2022, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(in thousands)
Net income	$62,074	$68,019	$40,739	$214,840	$145,122
Interest (income) expense, net	182	1,372	(2,370)	6,480	(3,714)
Income tax expense	16,983	18,478	7,932	47,536	31,430
Depreciation and amortization	14,865	15,156	8,133	65,045	34,124
EBITDA	94,104	103,025	54,434	333,901	206,962
Revaluation (gain) loss on TRA liability(1)	(807)	(266)	1,920	(4,490)	1,910
Transaction related expenses(2)	327	1,084	7,442	12,183	8,422
Remeasurement (gain) loss on earn-out liability(3)	1,918	(5,091)	—	14,850	—
Inventory step-up expense(4)	—	—	—	23,516	—
Stock-based compensation	4,579	4,362	2,597	18,105	10,631
Adjusted EBITDA	$100,121	$103,114	$66,393	$398,065	$227,925

Revenue	$274,866	$287,870	$187,774	$1,096,960	$688,369
Net income margin	22.6%	23.6%	21.7%	19.6%	21.1%
Adjusted EBITDA margin	36.4%	35.8%	35.4%	36.3%	33.1%
(1)    Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.
(3)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(4)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(in thousands)
Pressure Control
Revenue	$180,454	$182,484	$187,774	$756,727	$688,369
Operating income	56,053	54,822	60,479	236,934	202,650
Depreciation and amortization expense	6,911	6,868	8,133	30,898	34,124
Stock-based compensation	1,701	1,491	1,387	6,886	5,815
Adjusted Segment EBITDA	$64,665	$63,181	$69,999	$274,718	$242,589
Operating income margin	31.1%	30.0%	32.2%	31.3%	29.4%
Adjusted Segment EBITDA margin	35.8%	34.6%	37.3%	36.3%	35.2%

Spoolable Technologies
Revenue	$94,412	$105,386	$—	$340,233	$—
Operating income	28,168	39,773	—	62,172	—
Depreciation and amortization expense	7,954	8,288	—	34,147	—
Stock-based compensation	1,313	716	—	4,016	—
Remeasurement loss (gain) on earn-out liability(1)	1,797	(5,091)	—	14,850	—
Inventory step-up expense(2)	—	—	—	23,516	—
Adjusted Segment EBITDA	$39,232	$43,686	$—	$138,701	$—
Operating income margin	29.8%	37.7%	n/a	18.3%	n/a
Adjusted Segment EBITDA margin	41.6%	41.5%	n/a	40.8%	n/a

Corporate and Other
Corporate and other expenses	$(5,668)	$(6,992)	$(12,258)	$(34,740)	$(27,902)
Stock-based compensation	1,565	2,155	1,210	7,203	4,816
Transaction related expenses(3)	327	1,084	7,442	12,183	8,422
Adjusted Corporate EBITDA	$(3,776)	$(3,753)	$(3,606)	$(15,354)	$(14,664)

Total revenue	$274,866	$287,870	$187,774	$1,096,960	$688,369
Total operating income	$78,553	$87,603	$48,221	$264,366	$174,748
Total operating income margin	28.6%	30.4%	25.7%	24.1%	25.4%
Total Adjusted EBITDA	$100,121	$103,114	$66,393	$398,065	$227,925
Total Adjusted EBITDA margin	36.4%	35.8%	35.4%	36.3%	33.1%
(1) Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(2) Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(3) Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.